UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 21, 2014
________________
INFORMATICA CORPORATION
(Exact name of Registrant as specified in its charter)
________________

State of Delaware (State or other jurisdiction of	0-25871 (Commission File Number)	77-0333710 (I.R.S. Employer
incorporation or organization)		Identification Number)

2100 Seaport Boulevard
Redwood City, California 94063
(Address of principal executive offices and zip code)

(650) 385-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 24, 2014, Informatica Corporation issued a press release reporting its results for the second quarter ended June 30, 2014. A copy of the press release issued by Informatica Corporation concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2014, John McGee, our executive vice president, worldwide field operations, informed Informatica that he will resign from his position, effective August 4, 2014.

On July 24, 2014, Informatica announced that Earl Fry, our chief financial officer, chief administration offer and executive vice president, global customer support and services, will transition to a new role within Informatica. Mr. Fry will retain responsibility for global customer support and professional services, as well as assume additional business planning and operational responsibilities. Informatica will commence a search for a new chief financial officer in order to enable Mr. Fry to transition that role by the end of 2014. Mr. Fry will continue to serve as Informatica’s principal financial officer and principal accounting officer until that time.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	July 24, 2014	INFORMATICA CORPORATION

		By:	/s/ EARL E. FRY
Earl E. Fry
Chief Financial Officer, Chief Administration Officer and EVP, Global Customer Support and Services and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 24, 2014